Exhibit 99.1

Contacts:

Layne Christensen Company	The Equity Group Inc.
Jerry W. Fanska	Devin Sullivan
Sr. Vice President Finance	Sr. Vice President
913-677-6858	212-836-9608
www.layne.com	dsullivan@equityny.com

Thomas Mei
Account Executive
212-836-9614
tmei@equityny.com

FOR IMMEDIATE RELEASE

Layne Christensen Sells Energy Division’s E&P Assets for $15 Million

Mission Woods, Kansas – October 5, 2012 -- Layne Christensen Company (Nasdaq: LAYN) (“Layne” or the “Company”) announced today that on October 1, 2012 it sold all of the exploration and production (E&P) assets of its Energy Division to LR Energy, Inc., a portfolio company of Longroad Capital Partners III, L.P., for $15 million.  Layne intends to use the proceeds from this transaction to pay down outstanding debt and for general corporate purposes.

Rene Robichaud, Chief Executive Officer of Layne, stated, “This transaction reflects our strategy to transform Layne into a leading sustainable solutions provider to the world of essential natural resources – water, mineral, and energy.  Although we are exiting the energy production business, we do intend, as previously communicated, to be in the oil and gas services business for the foreseeable future.  We see a significant opportunity to build a total water management solutions business under the Layne Energy Services banner that sustainably addresses the critical water issues challenging the E&P industry.  We plan to develop this business into a $200 million revenue enterprise over the next 3-5 years.”

As reflected in the consolidated financial statements of the second quarter ended July 31, 2012, Layne reclassified its Energy Division as a discontinued operation and recorded a non-cash, after-tax charge of $20.0 million to write down the carrying value of these assets to the expected selling price, less costs to sell.   Layne does not expect to record any additional material charges associated with this transaction.

Layne Christensen Company

Layne is a global solutions provider to the world of essential natural resources – water, mineral and energy.  We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934.  Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future.  Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to:  the outcome of the ongoing internal investigation into, among other things, the legality, under the FCPA and local laws, of certain payments to agents and other third parties interacting with  government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), prevailing prices for various commodities, unanticipated slowdowns in the Company’s major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry and exploration for and development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected.  These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

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